Exhibit 10.1

SEPARATION, CONSULTING AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into by and between Eric Javidi (“Employee”) and Archaea Energy Inc., a Delaware corporation (the “Company”). Employee and the Company are each referred to herein as a “Party” and together as the “Parties.”

WHEREAS, Employee’s employment with the Company and all other Company Parties (as defined below) will end on March 1, 2022 (the “Separation Date”);

WHEREAS, the Company and Employee wish for Employee to receive certain benefits as set forth in this Agreement, which benefits are conditioned upon Employee’s timely execution (and non-revocation) of this Agreement and Employee’s compliance with the terms of this Agreement;

WHEREAS, the Parties wish to resolve any and all claims or causes of action that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims or causes of action that Employee may have arising out of Employee’s employment or the end of such employment; and

WHEREAS, the Company wishes for Employee to be available to provide certain consulting services, in the capacity of an independent contractor, following the Separation Date, and Employee wishes to provide such services.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Separation from Employment; Deemed Resignations. Employee’s employment with the Company shall end on the Separation Date and, as of the Separation Date, Employee shall no longer have an employment relationship with the Company or any other Company Party. Employee acknowledges and agrees that, as of the Separation Date, Employee will be deemed to have automatically resigned as, to the extent applicable: (a) as an officer of the Company and each affiliate of the Company for which Employee served as an officer; (b) from the board of directors or board of managers (or similar governing body) of the Company and each affiliate of the Company for which Employee served as a director or manager; and (c) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which the Company or any other affiliate of the Company holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as the Company’s or such other affiliate’s member’s designee or other representative.

2. Separation Benefits. Provided that Employee (i) executes this Agreement within 21 days of February 10, 2022, which is the date this Agreement is presented to Employee, and returns such executed Agreement to the Company such that it is received by the Company, c/o Nicholas Stork at 4444 Westheimer Road, Suite G450, Houston, TX 77027 or via email at nstork@archaea.energy on or before 11:59 p.m., Central Standard Time, on February 10, 2022, , (ii) re-executes this Agreement on the Separation Date or within 21 days thereafter in accordance with Section 6 and (iii) abides by each of Employee’s commitments set forth herein, then:

(a) the Company shall pay or cause to be paid severance pay to Employee in a total amount of $2,950,000, less applicable taxes and withholdings (the “Severance Payment”). The Severance Payment shall be paid in a single lump sum within 60 days after the Separation Date, but in no event before the Second Release Effective Date (as defined in Section 6) (the “Separation Payment Date”);

(b) the Company will cause the 62,750 outstanding restricted stock units in the Company granted to Employee on December 29, 2021 (the “RSU Award”) to fully vest and become nonforfeitable as of the Separation Date, and, on or before the Separation Payment Date, the Company shall deliver to Employee the number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Stock”), equal to the total number of shares of Stock subject to the RSU Award in accordance with the settlement provisions of the grant notice and award agreement evidencing the grant of the RSU Award (collectively, the “Award Agreement”) and the applicable terms and conditions of the Archaea Energy Inc. 2021 Omnibus Incentive Plan (as amended, supplemented or restated from time to time, the “Plan”); and

(c) subject to Employee’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay or cause to be paid to Employee an amount equal to (A) 12; multiplied by (B) the difference between the monthly amount Employee pays to effect and continue such coverage and the monthly employee contribution amount that Employee paid for coverage under the Company’s group health plans immediately prior to the Separation Date (the “COBRA Benefit”). The COBRA Benefit shall be paid in a single lump sum on the Separation Payment Date.

The payments and benefits set forth in this Section 2 are referred to herein collectively as the “Separation Benefits”.

3. Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements. Notwithstanding the foregoing, Employee remains entitled to receive Employee’s current annualized base salary and benefits for services performed between the date that Employee signs this Agreement and the Separation Date. For the avoidance of doubt, Employee acknowledges and agrees that Employee had no right to the Separation Benefits (or any portion thereof) but for Employee’s entry into this Agreement and satisfaction of the terms herein. For the avoidance of doubt, the Parties acknowledge and agree that all severance obligations of the Company or any other Company Party pursuant to any offer letter or employment agreement between Employee and any Company Party, including that certain Offer Letter entered into between Employee and Archaea Energy, LLC dated as of April 15, 2021 (the “Offer Letter”) and that certain Compensation Letter entered into between Employee and the Company dated as of June 25, 2021 (together with the Offer Letter, the “Offer Letters”) have been fully and finally satisfied or otherwise waived by Employee in exchange for good and valuable consideration provided herein, including the Severance Benefits.

4. General Release of Claims.

(a) For good and valuable consideration (including the Separation Benefits), Employee hereby forever releases, discharges and acquits the Company and each of its affiliates, and each of the foregoing entities’ respective predecessors, successors, assigns, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, contractors, representatives, insurers, agents and benefit plans (and the trustees, administrators and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Company Parties” or any one, individually, a “Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, suspected or unsuspected, against any Company Party, including any and all claims, damages, demands, or causes of action relating to Employee’s employment, engagement or affiliation with any Company Party, the termination of such employment, engagement or affiliation, status as an equityholder or shareholder of any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the time that Employee executes this Agreement, including, (i) any alleged violation through such time of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act); (J) the Worker Adjustment and Retraining Notification Act of 1988; (K) the Texas Labor Code (including the Texas Payday Law the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act) and amendments to those laws; (L) any federal, state, municipal or local anti-discrimination or anti-retaliation law; (M) any federal, state, municipal or local wage and hour law; (N) any other local, municipal, state, or federal law, regulation or ordinance; and (O) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, defamation, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract or offer letter (including the Offer Letters), incentive compensation plan, equity-based plan, or other agreement with any Company Party (including the Plan and Award Agreement); and (iv) any claim for compensation, paid time off, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) The Released Claims do not include (i) any rights or claims that may first arise after the time that Employee executes this Agreement (including any claims to the Separation Benefits); (ii) any claim to vested benefits under an employee benefit plan of a Company Party that is subject to ERISA (including any rights to vested benefits under health and retirement plans) or (iii) any directors’ and officers’ liability insurance policy of which Employee is a beneficiary. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency or participating in any investigation or proceeding conducted by the EEOC or other governmental agency or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Company Party as a result of such EEOC or other governmental agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a governmental agency.

(c) Employee hereby agrees not to bring or cause to be brought any Released Claims and represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. In addition, Employee shall not encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances or Released Claims by any non-governmental third party against any of the Company Parties. Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.

5. Employee’s Acknowledgements. By executing and delivering this Agreement, Employee acknowledges and agrees that:

(a) Employee has carefully read this Agreement;

(b) No material changes have been made to this Agreement since it was first provided to Employee and Employee has been given sufficient time (and at least 21 days) to review this Agreement and consider whether to accept this Agreement before signing it;

(c) Employee has seven days after signing this Agreement to revoke it. This Agreement will not become effective or enforceable until the revocation period has expired. Any notice of revocation of this Agreement is effective only if received by the Company, c/o Nicholas Stork, at 4444 Westheimer Road, Suite G450, Houston, TX 77027 or via email at nstork@archaea.energy in writing by 11:59 p.m., Central Standard Time, on or before the seventh day after Employee signs this Agreement. Employee understands that if Employee revokes Employee’s acceptance of this Agreement pursuant to this Section 5(c), Sections 2 and 4 shall be of no force or effect and the remainder of this Agreement will remain in full force and effect;

(d) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing and delivering this Agreement;

(e) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this Agreement; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms and conditions of this Agreement; and

(f) No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

6. Re-Execution of Agreement. The Company’s obligations under Section 2 are strictly contingent upon Employee’s re-execution and non-revocation of this Agreement on the Separation Date or within 21 days thereafter. The date of Employee’s re-execution of this Agreement is referred to herein as the “Re-Execution Date”. By re-executing this Agreement, Employee advances to the Re-Execution Date Employee’s general waiver and release of all Released Claims against the Company Parties and the other covenants set forth in Section 4. Employee has seven calendar days from the Re-Execution Date to revoke Employee’s re-execution of this Agreement in accordance with Section 5(c). In the event of such revocation by Employee, the date of the releases and covenants set forth in Section 4 shall not be advanced, but shall remain effective up to and including the date upon which Employee originally signs this Agreement. Provided that Employee does not revoke Employee’s re-execution of this Agreement within such seven-day period, the “Second Release Effective Date” shall occur on the eighth calendar day after the date on which Employee re-executes it.

7. Restrictive Covenants. Employee acknowledges and agrees that, as a material inducement for the Company to enter into this Agreement and a condition of Employee’s receipt of the Separation Benefits, Employee agrees to the restrictive covenants set forth on Exhibit A (the “Restrictive Covenant Agreement”), the provisions of which are hereby fully incorporated herein by reference. Employee acknowledges that Employee has read and understands the terms of the restrictive covenants set forth in the Restrictive Covenant Agreement, including, specifically, the scope and duration thereof, and acknowledges and agrees that the terms of such Restrictive Covenant Agreement are in addition to any other restrictive covenants to which Employee is subject or otherwise bound (collectively, the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants.

8. Consulting Services. As a material inducement for the Company to enter into this Agreement and provide the Separation Benefits to Employee, during the 12-month period immediately following the Separation Date (the “Consulting Period”), Employee agrees that the Board may from time to time request that Employee provide consultation services to the Company in the capacity of an independent contractor, subject to mutual agreement between Employee and the Board (the “Services”). During the Consulting Period, Employee shall not receive any additional compensation for providing the Services and Employee shall be an independent contractor and shall not participate in any pension or welfare benefit plans, programs or arrangements of the Company or any other Company Party unless such benefits are made available to Employee by operation of law and due to Employee former employment status with the Company.

9. Entire Agreement. This Agreement (including the Restrictive Covenant Agreement) constitutes the entire agreement between Employee, on the one hand, and the Company or any of its affiliates (as applicable), on the other hand, with respect to the matters herein provided. Notwithstanding the foregoing, the restrictions set forth in Section 7 complement and are in addition to (and do not supersede or replace) all of Employee’s obligations (whether contractual, statutory or at common law) with respect to non-disclosure, and the protection of, confidential information. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Party.

10. Governing Law and Jurisdiction. This Agreement shall be construed according to the laws of the State of Texas without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction.

11. Arbitration.

(a) Subject to Section 11(b), any controversy or claim between Employee and the Company or any other Company Party arising out of or relating to this Agreement shall be finally settled by confidential arbitration in Houston, Texas before, and in accordance with the then-existing American Arbitration Association (“AAA”) arbitration rules. The arbitration award shall be final and binding on the Parties. The Parties agree that all disputes shall be arbitrated on an individual basis, and they forego and waive any right to arbitrate any dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. Any arbitration conducted under this Section 11 shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the AAA. The Arbitrator shall expeditiously hear and decide all matters concerning the dispute. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power to (i) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the dispute before him or her (and each disputing party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (ii) grant injunctive relief and enforce specific performance. The decision of the Arbitrator shall be reasoned, rendered in writing, final and binding upon the disputing parties, and the Parties acknowledge and agree that judgment upon the award may be entered by any court of competent jurisdiction. This Section 11(a) shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(b) Notwithstanding Section 11(a), a Party may make a timely application for, and obtain, judicial emergency or temporary injunctive relief to enforce the Restrictive Covenants; provided, however, that the remainder of any such dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under this Section 11. Nothing in this Section 11 shall preclude Employee from filing a charge or complaint with a federal, state or other Governmental Agency.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to a law, regulation, agreement, instrument or other document shall be deemed to refer to such law, regulation, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein,” “hereof,” “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted as if drafted jointly by the Parties and according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

13. Third Party Beneficiaries. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

14. Return of Property. Employee represents and warrants to the other Parties that Employee has returned, or within five days following the Separation Date Employee will have returned, to the Company all property belonging to the Company and any other Company Party, including all computer files and other electronically stored information, applicable passwords and other materials provided to Employee by the Company or any other Company Party in the course of Employee’s employment, and Employee further represents and warrants to the other Parties that Employee has not maintained or, after the date that is two days following the Separation Date, Employee will not maintain, a copy of any such materials in any form.

15. Cooperation. Following the Separation Date and for 24 months thereafter, upon request from the Company or any other Company Party, Employee agrees to cooperate with members of the Company Party as well as their respective counsel, agents or other designees, in order to provide such information and assistance as the Company or such other Company Party may reasonably request with respect to the duties that Employee had performed for any Company Party.

16. No Waiver. No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Assignment. This Agreement is personal to Employee and may not be assigned by Employee. The Company may assign its rights and obligations under this Agreement without Employee’s consent, including to any other Company Party and to any successor (whether by merger, purchase or otherwise) to all or substantially all of the equity, assets or businesses of the Company.

18. Severability and Modification. To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

19. Withholding of Taxes and Other Employee Deductions. The Company may, or may direct any other Company Party to, withhold from any payment made pursuant to this Agreement all federal, state, local, and other taxes as may be required pursuant to any law or governmental regulation or ruling.

20. Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

21. Section 409A. This Agreement and the payments provided hereunder are intended be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

[Remainder of Page Intentionally Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, Employee and the Company each have caused this Agreement to be executed, or re-executed, as applicable, as of the dates set forth beneath their names below and effective for all purposes as provided above.

EMPLOYEE

/s/ Eric Javidi
Eric Javidi

Date:	February 10, 2022

ARCHAEA ENERGY INC.

By:	/s/ Nick Stork
	Name:	Nick Stork
	Title:	Chief Executive Officer

Date:

RE-EXECUTED

NOT TO BE SIGNED PRIOR TO THE SEPARATION DATE

Eric Javidi

Date:

Signature Page to

Separation and Release Agreement

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT

1. Confidentiality. In the course of Employee’s employment with the Company or its applicable subsidiary and in the performance of Employee’s duties on behalf of the Company and each of its direct and indirect past, present and future subsidiaries and affiliates (collectively, the “Company Group”), Employee has been provided with, and has had access to, Confidential Information (as defined below). In consideration of Employee’s receipt of Confidential Information and access to such Confidential Information and in exchange for other valuable consideration provided under the Separation Agreement, and as a condition to Employee’s receipt of such valuation consideration, Employee shall be subject to the covenants and restrictions in this Section 1 and in Sections 2, 3, 4 and 5.

(a) In General. Both during the period that Employee is employed or engaged by or affiliated with the Company or any other member of the Company Group (the “Employment Period”) and thereafter, except as expressly permitted by this Restrictive Covenant Agreement, Employee shall not disclose any Confidential Information to any person or entity and shall not use any Confidential Information except for the benefit of the Company Group. Employee acknowledges and agrees that Employee would inevitably use and disclose Confidential Information in violation of this Section 1 if Employee were to violate any of the covenants set forth in Section 3. Employee shall follow all Company Group policies and protocols regarding the security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored). The covenants of this Section 1 shall apply to all Confidential Information, whether now known or later to become known to Employee during the period that Employee is employed or engaged by or affiliated with the Company or any other member of the Company Group.

(b) Permitted Disclosures. Notwithstanding any provision of Section 1(a) to the contrary, Employee may make the following disclosures and uses of Confidential Information: (i) disclosures to other employees of a member of the Company Group who have a need to know the information in connection with the businesses of the Company Group; (ii) disclosures and uses that are approved in writing by the Company; or (iii) disclosures to a person or entity that has (A) been retained by a member of the Company Group to provide services to one or more members of the Company Group and (B) agreed in writing to abide by the terms of a confidentiality agreement in a form acceptable to the Company.

(c) Return of Confidential Information. Upon the expiration of Employee’s Employment Period, and at any other time upon request of the Company, Employee shall promptly surrender and deliver to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company Group property (including any Company Group-issued computer, mobile device or other property or equipment) in Employee’s possession, custody or control and Employee shall not retain any such documents or other materials or property of the Company Group. Within five days of any such request, Employee shall certify to the Company in writing that all such documents, materials and property have been returned to the Company.

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(d) Additional Permitted Disclosures. Notwithstanding the foregoing, nothing in this Restrictive Covenant Agreement shall prohibit or restrict Employee from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of United States federal, state or local law or regulation; provided, that Employee use reasonable best efforts to (A) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (B) request that such agency or entity treat such information as confidential. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (I) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; (II) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (III) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Restrictive Covenant Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this Section 1(d), or to notify any member of the Company Group that Employee has engaged in any such conduct.

2. Non-Solicitation.

(a) The Company has provided Employee access to Confidential Information for use only during the Employment Period and in consideration of the Company having provided Employee with access to Confidential Information and as an express condition for the Company to pay or provide the Severance Benefits to Employee, Employee has voluntarily agreed to the covenants set forth in this Section 3. Employee agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, do not interfere with public interests, will not cause Employee undue hardship, and are intended and necessary to prevent unfair competition and to protect the Company Group’s Confidential Information, goodwill and legitimate business interests.

(b) During the Employment Period and continuing for a period of twelve (12) months thereafter (the “Prohibited Period”), Employee shall not, without the prior written approval of the Company, directly or indirectly (other than on behalf of a member of the Company Group), for Employee or on behalf of or in conjunction with any other person or entity of any nature:

(i) solicit, canvass, approach, encourage, entice or induce, or attempt to solicit, canvass, approach, encourage, entice or induce any current or prospective customer or supplier of any member of the Company Group for whom or which Employee had direct or indirect responsibility for any member of the Company Group, or about whom or which Employee obtained any Confidential Information, to cease or lessen such customer’s or supplier’s business with any member of the Company Group or otherwise adversely interfere with such relationship; or

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(ii) solicit, canvass, approach, encourage, entice or induce any employee or contractor of any member of the Company Group to terminate or reduce his, her or its employment or engagement with any member of the Company Group or otherwise adversely interfere with such relationship.

(c) Because of the difficulty of measuring economic losses to the Company Group as a result of a breach or threatened breach of the covenants set forth in Section 1 and in this Section 3, and because of the immediate and irreparable damage that would be caused to the members of the Company Group for which they would have no other adequate remedy, the Company and each other member of the Company Group shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or any other member of the Company Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each other member of the Company Group, at law and equity.

(d) The covenants in this Section 3, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be severed or reformed, and then enforced to the fullest extent which such arbitrator or court deems reasonable, and this Restrictive Covenant Agreement shall thereby be reformed.

3. Non-Disparagement. Subject to Section 1(d), Employee agrees that Employee will not (and will not cause or direct any person or entity to), directly or indirectly, at any time from the date Employee signs this Agreement through the three-year anniversary thereof (the “Non-Disparagement Period”), make, publish or communicate to any person, entity or organization, any defamatory, negative or disparaging remarks, comments or statements concerning the Company Group or its businesses, products or services, or any of its or their employees, investors, members, officers, attorneys, directors, owners, agents, customers, suppliers, investors and other business relations. The Company will not counsel any of the Company’s executive officers or members of the Board to, at any time during the Non-Disparagement Period, make, publish, or communicate to any person or entity or organization, any defamatory, negative or disparaging remarks, comments, or statements concerning Employee. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings).

4. Consent to Notification. Employee hereby grants consent to notification by the Company Group to any new employer, any third party engaging Employee’s services, or any entity to which Employee becomes a partner, member, employee or otherwise engaged about Employee’s rights and obligations under this Restrictive Covenant Agreement.

5. EMPLOYEE REPRESENTATION. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS (a) READ AND UNDERSTOOD EACH PROVISION OF THIS RESTRICTIVE COVENANT AGREEMENT, (b) HAD THE OPPORTUNITY TO OBTAIN ADVICE FROM LEGAL COUNSEL OF EMPLOYEE’S CHOICE IN ORDER TO INTERPRET ANY AND ALL PROVISIONS OF THIS RESTRICTIVE COVENANT AGREEMENT, (c) HAD THE OPPORTUNITY TO ASK THE COMPANY QUESTIONS ABOUT THIS RESTRICTIVE COVENANT AGREEMENT AND ANY OF SUCH QUESTIONS HAVE BEEN ANSWERED TO EMPLOYEE’S SATISFACTION, AND (d) BEEN GIVEN A COPY OF THIS RESTRICTIVE COVENANT AGREEMENT.

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